UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2009

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	000-27206	91-1273737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

907 Gemini Street, Houston, Texas		77058
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

The information under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 4, 2009, Brian K. Harrington resigned as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Astrotech Corporation (the “Company”).  In connection with his resignation, Mr. Harrington and the Company agreed to terminate his employment agreement, dated October 6, 2008.  In addition, the Company agreed to provide Mr. Harrington the separation benefits provided for under the employment agreement.

The Board of Directors expresses its gratitude for Mr. Harrington’s contributions to the Company and the value he has helped create for shareholders and employees as the Company has returned to profitability.  John Porter, Astrotech Corporation’s Senior Vice President, will serve as the Interim CFO as the Company searches for Mr. Harrington’s successor.

Mr. Harrington has agreed to serve as a consultant to the Company through October 2009.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

99.1	Press Release dated as of June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

Date: June 9, 2009

	By:	/s/ Thomas B. Pickens, III
Thomas B. Pickens, III
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated as of June 8, 2009.